QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.2

Execution Copy

AMENDMENT NO. 4

TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        THIS AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") dated as of September 30, 2002, is made among Cogent Communications, Inc., a Delaware corporation ("Borrower"), Cogent Internet, Inc., a Delaware corporation ("Additional Borrower"), Cogent Communications Group, Inc., a Delaware corporation ("Holdings"), and Cisco Systems Capital Corporation, a Nevada corporation ("Lender" or "Agent").

        WHEREAS, Borrower, Additional Borrower, Agent and the several financial institutions from time to time party thereto ("Lenders") entered into a Second Amended and Restated Credit Agreement dated as of October 24, 2001, as amended by that certain Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of February 4, 2002, Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of April 17, 2002, and Amendment No. 3 to Second Amended and Restated Credit Agreement dated as of October 1, 2002 (as amended, the "Credit Agreement");

        WHEREAS, in order to clarify the Credit Agreement, Borrower, Additional Borrower, Holdings and Agent desire, in accordance with Section 8.1 of the Credit Agreement, to amend the Credit Agreement.

        NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows

        SECTION 1    Definitions; Interpretation.

        (a)    Terms Defined in Credit Agreement.    All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

        (b)    Interpretation.    The rules of interpretation set forth in Section 1.2 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

        SECTION 2    Amendments to the Credit Agreement.

        (a) Section 5.1(r)(ii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

  Minimum Total Revenue. On a consolidated basis, Holdings and its Subsidiaries shall not fail to maintain total monthly, total quarterly or total annualized quarterly revenue of Holdings and its Subsidiaries, for each monthly or quarterly period, as applicable, set forth below, of not less than the correlative amount indicated (it being understood that with respect to any quarterly period for which annualized amounts are required, annualized revenue shall be equal to revenue for such quarterly period, multiplied by four):

Monthly Period Ending (excluding revenue generated by assets that were acquired by Holdings and its Subsidiaries pursuant to the Asset Purchase Transaction)	Required Amount
March 31, 2002	$1,200,000
April 30, 2002	$1,500,000
May 31, 2002	$1,900,000
June 30. 2002	$2,200,000
July 31, 2002	$2,600,000
August 31. 2002	$3,100,000
September 30, 2002	N/A

Monthly Period Ending	Required Amount
March 31, 2002	$1,200,000
April 30, 2002	$4,400,000
May 31, 2002	$4,500,000
June 30, 2002	$4,400,000
July 31, 2002	$4,700,000
August 31, 2002	$5,200,000
September 30, 2002	N/A
Quarterly Period Ending	Required Amount
December 31, 2002	$15,500,000
Quarterly Period Ending	Required Annualized Amount
March 31, 2003	$109,300,000
June 30, 2003	$142,700,000
September 30, 2003	$182,000,000
December 31, 2003	$228,000,000
March 31, 2004	$280,300,000
June 30, 2004	$335,400,000
September 30, 2004	$393,200,000
December 31, 2004	$453,500,000
March 31, 2005	$443,300,000
June 30, 2005	$494,600,000
September 30, 2005	$549,000,000
December 31, 2005	$606,100,000
March 31, 2006	$564,900,000
June 30, 2006	$601,300,000
September 30, 2006	$641,000,000
December 31, 2006	$681,400,000
March 31, 2007	$620,100,000
June 30, 2007	$652,900,000
September 30, 2007	$689,100,000
December 31, 2007	$725,800,000
March 31, 2008	$654,900,000
Thereafter	$654,900,000

        (b) Section 5.1(r)(vi) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

  Minimum Customers. The number of revenue generating customers of Holdings and its Subsidiaries (treating each office location of a Person purchasing services from Holdings or any Subsidiary to be a separate customer to the extent such office locations are in separate buildings) as of the end of the monthly or quarterly period set forth below shall not be less than the number listed opposite such period:

Monthly Period	Number
March 31, 2002	392
April 30, 2002	498
May 31, 2002	614
June 30, 2002	745
July 31, 2002	920
August 31, 2002	1,107
September 30, 2002	1,311
Quarterly Period	Number
December 31, 2002	N/A
March 31, 2003	2,809
June 30, 2003	3,674
September 30, 2003	4,615
December 31, 2003	5,682
March 31, 2004	7,054
June 30, 2004	8,322
September 30, 2004	9,578
December 31, 2004	10,806
March 31, 2005	11,977
June 30, 2005	13,058
September 30, 2005	14,113
December 31, 2005	15,174
March 31, 2006	16,245
June 30, 2006	17,326
September 30, 2006	18,418
December 31, 2006	19,515
March 31, 2007	20,635
June 30, 2007	21,757
September 30, 2007	22,889
December 31, 2007	24,022
March 31, 2008	25,168
Thereafter	25,168

        (c) Section 5.1(r)(vii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

  Minimum Cash Reserves. On a consolidated basis, Holdings and its Subsidiaries shall maintain as of the last day of each monthly or quarterly period, as applicable, Minimum Cash Reserves not less than the amount listed opposite such date below:

Date	Number
March 31, 2002	$68,200,000
April 30, 2002	$55,800,000
May 31, 2002	$42,000,000
June 30, 2002	$35,800,000
July 31, 2002	$30,700,000
August 31, 2002	$26,400,000
September 30, 2002	$22,400,000
December 31, 2002	$35,000,000
March 31, 2003	$26,700,000
June 30, 2003	$17,900,000
September 30, 2003	$20,400,000
December 31, 2003	$26,300,000
March 31, 2004	$42,300,000
June 30, 2004	$69,600,000
September 30, 2004	$112,000,000
December 31, 2004	$144,500,000
March 31, 2005	$164,600,000
June 30, 2005	$171,300,000
September 30, 2005	$192,400,000
December 31, 2005	$220,000,000
March 31, 2006	$233,500,000
June 30, 2006	$243,700,000
September 30, 2006	$257,400,000
December 31, 2006	$277,700,000
March 31, 2007	$299,400,000
June 30, 2007	$205,000,000
September 30, 2007	$222,900,000
December 31, 2007	$244,700,000
Thereafter	$280,600,000

        (d) Section 5.1(r)(viii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

  Minimum Nodes on Net. The number of nodes connected to the network maintained by Holdings and its Subsidiaries as of any date listed below shall not be less than the number listed opposite such monthly or quarterly period set forth below:

Monthly Period	Number
March 31, 2002	207
April 30, 2002	230
May 31, 2002	252
June 30, 2002	275
July 31, 2002	288
August 31, 2002	302
September 30, 2002	316
Quarterly Period	Number
December 31, 2002	N/A
March 31, 2003	472
June 30, 2003	556
September 30, 2003	640
December 31, 2003	724
March 31, 2004	820
June 30, 2004	916
September 30, 2004	1,012
December 31, 2004	1,108
March 31, 2005	1,204
June 30, 2005	1,300
September 30, 2005	1,396
December 31, 2005	1,492
March 31, 2006	1,588
June 30, 2006	1,684
September 30, 2006	1,780
December 31, 2006	1,876
March 31, 2007	1,972
June 30, 2007	2,068
September 30, 2007	2,164
December 31, 2007	2,260
March 31, 2008	2,356
Thereafter	2,356

        (e) Section 5.1(r)(ix) and the text appearing thereafter but ending immediately prior to Section 5.1(s) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

  Maximum Capital Expenditures. On a consolidated basis, Holdings and its Subsidiaries shall not make any expenditures for fixed or capital assets on an annual basis in excess of the amount listed below (determined as of the end of the annual period set forth below):

Date	Annual Amount
December 31, 2002	$82,000,000
December 31, 2003	$94,700,000
December 31, 2004	$108,300,000
December 31, 2005	$115,200,000
December 31, 2006	$83,400,000
December 31, 2007	$77,600,000
Thereafter	$77,600,000

  As used in this subsection (r), the following terms shall have the following meanings: "Capitalization" means, on any date, the sum of (i) Consolidated Funded Debt, and (ii) the sum of common and preferred equity, including without duplication capital stock plus paid in capital of Holdings and its Subsidiaries on such date, on a consolidated basis and as determined in accordance with, GAAP; "Consolidated Funded Debt" means, as of any date of determination, all Indebtedness of Holdings and its Subsidiaries on such date, on a consolidated basis and as determined in accordance with GAAP; "revenue" or "total revenue" means revenue net of adjustments, i.e. net revenue, as determined in accordance with GAAP and, unless otherwise specified herein, which includes revenue generated by assets that were acquired by Holdings and its Subsidiaries pursuant to the Asset Purchase Transaction; "EBITDA" means, for any period with respect to Holdings and its Subsidiaries, net income (excluding extraordinary items), plus (except to the extent attributable to extraordinary items) the amount of any interest, taxes, depreciation, amortization and other non-cash charges deducted in determining such net income, all of the foregoing as determined on a consolidated basis for Holdings and its Subsidiaries, determined in conformity with GAAP; "Interest Expense" means, for any period with respect to Holdings and its Subsidiaries, the amount of interest expense, both expensed and capitalized (including the portion of any payments in respect of any capital leases allocable to interest expense), on a consolidated basis, as determined in accordance with GAAP, paid or payable during such period in respect of any Indebtedness of Holdings and its Subsidiaries; and "Minimum Cash Reserves" means unrestricted (i) cash, (ii) marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within three hundred sixty-five (365) days of the date of purchase, (iii) commercial paper issued by corporations, each of which shall have a combined net worth of at least $100,000,000 and each of which conducts a substantial part of its business in the United States of America, maturing within two hundred seventy (270) days from the date of the original issue thereof, and rated "P-1" or better by Moody's Investors Service, Inc., or "A-1" or better by Standard and Poor's Ratings Group, and (iv) repurchase agreements, bankers' acceptances, and certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase which are issued by, or time deposits maintained with, a United States national bank the deposits of which are insured by the Federal Deposit Insurance Corporation and having capital, surplus and undivided profits totaling more than $100,000,000 and rated "A" or better by Moody's Investors Service, Inc. or Standard and Poor's Ratings Group, of Borrower and its wholly-owned Subsidiaries. Notwithstanding anything in this Section 5.1(r) to the contrary, any Indebtedness or any Interest Expense thereon accruing or becoming due during the Permitted Period resulting from Permitted Purchases shall not be included by Holdings in determining compliance with the financial covenants set forth in this Section 5.1(r). Notwithstanding any provision to the contrary contained herein, if Holdings and its Subsidiaries fail to comply with any of the financial covenants set forth in this Section 5.1(r) prior to the period ending September 30, 2002, such non-compliance shall not constitute an Event of Default hereunder, but neither Agent nor any other Lender shall have any obligation to make any Loans to Borrower (other than Tranche X Loans (as defined in the Schedule), which shall continue to be available to Borrower), until Holdings and its Subsidiaries shall have complied with all of the monthly financial covenants set forth in this Section 5.1(r) for a subsequent month during the period prior to and including the period ending September 30, 2002. On and after September 30, 2002, any non-compliance with any of the financial covenants shall constitute an Event of Default hereunder. For clarity the parties agree that the financial statements due pursuant to section 5.1(a) for the fourth quarter of 2002 and the first quarter of 2003 are due no later than March 31, 2003 and May 15, 2003, respectively.

        (f) Subsection (ii) of Section 1(a) of the Schedule to the Credit Agreement is hereby deleted in its entirety and replaced with the following:

  (A)    Up to $29,000,000 ("Tranche B1") shall be available from the Original Closing Date to the Closing Date, and (B) up to $35,000,000, ("Tranche B3"), shall be available from the first Banking Day following the Tranche 2 Availability Termination Date to the Tranche 3 Availability Termination Date as follows:

    (1)    up to $10,000,000 shall be available from the first Banking Day following the Tranche 2 Availability Termination Date; (2) up to an additional $5,000,000 shall be available from the later of May 1, 2003 or the Banking Day following the day upon which the required quarterly financial statements for the period ending March 31, 2003 are submitted to Agent, (3) up to an additional $5,000,000 shall be available from the later of June 1, 2003 or the Banking Day following the day upon which the required monthly financial statements for the period ending April 30, 2003 are submitted to Agent, (4) up to an additional $5,000,000 shall be available from the later of July 1, 2003 or the Banking Day following the day upon which the required monthly financial statements for the period ending May 31, 2003 are submitted to Agent, (5) up to an additional $5,000,000 shall be available from the later of August 1, 2003 or the Banking Day following the day upon which the required monthly financial statements for the period ending June 30, 2003 are submitted to Agent, and (6) up to an additional $5,000,000 shall be available from the later of September 1, 2003 or the Banking Day following the day upon which the required monthly financial statements for the period ending July 31, 2003 are submitted to Agent; and

        SECTION 3    Initial Tranche B3 Draw.

Borrower's Notice of Borrowing dated November 6, 2002 and delivered herewith is hereby deemed received and accepted by Agent in the amount of $10,000,000, which amount shall be advanced by Lenders no later than two Banking Days following the date upon which this amendment becomes effective pursuant to Section 4.

        SECTION 4    Effectiveness of this Amendment.    The amendments contained in Section 2 shall upon the occurrence of the Closing Date become effective as of September 30, 2002 and the acceptance by Agent of the Notice of Borrowing as set forth in Section 3 shall become effective on the date on which the following conditions shall have been satisfied (the "Closing Date"), provided, in each case, that the Closing Date shall have occurred on or prior to November 12, 2002:

          (a) Each party hereto shall have executed and delivered to Agent a counterpart of this Amendment.

          (b) There shall be no Default or Event of Default continuing as of the Closing Date under the Credit Agreement (as amended hereby).

          (c) Borrower shall have delivered to Agent a legal opinion of Friedman Kaplan Seiler & Adelman dated the Closing Date, in substantially the form attached hereto as Exhibit A.

If the Closing Date has not occurred on or before the close of business on November 12, 2002 this Amendment shall terminate without further action by any party and shall be null and void and of no further force or effect and thereafter the amendments set forth herein will not become effective even if the conditions set forth above are satisfied at a subsequent date.

        SECTION 5    General Representations and Warranties.    Each of Borrower, Holdings and Additional Borrower hereby represents and warrants to Agent that each of the representations and warranties of such party contained in the Credit Agreement (as amended hereby) are true and correct in all material respects as of the date hereof and Agent shall be entitled to rely on such representations and warranties as if they were made to Agent in this Amendment as of the date hereof.

        SECTION 6    Miscellaneous.

        (a)    Credit Agreement Otherwise Not Affected.    Except as expressly amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. Agent's execution and delivery of, or acceptance of, this Amendment and any other documents and instruments in connection herewith (collectively, the "Amendment Documents") shall not be deemed to create a course of dealing or otherwise create any express or implied duty by it to provide any other or further amendments, consents or waivers in the future.

        (b)    No Reliance.    Borrower hereby acknowledges and confirms to Agent that Borrower is executing this Amendment and the other Amendment Documents on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

        (c)    Costs and Expenses.    Borrower agrees to pay to Agent on demand the reasonable out-of-pocket costs and expenses of Agent, and the reasonable fees and disbursements of counsel to Lender, in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith.

        (d)    Binding Effect.    This Amendment shall be binding upon, inure to the benefit of and be enforceable by Borrower, Agent, Additional Borrower, Holdings and their respective successors and assigns.

        (e)    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

        (f)    Complete Agreement; Amendments.    This Amendment, together with the other Amendment Documents and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto and thereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto. This Amendment may not be modified, amended or otherwise altered except in accordance with the terms of Section 8.1 of the Credit Agreement.

        (g)    Severability.    Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Amendment shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Amendment, or the validity or effectiveness of such provision in any other jurisdiction.

        (h)    Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

        (i)    Interpretation.    This Amendment and the other Amendment Documents are the result of negotiations between and have been reviewed by counsel to Agent, Borrower and other parties, and are the product of all parties hereto. Accordingly, this Amendment and the other Amendment Documents shall not be construed against Agent or any Lender merely because of Agent's involvement in the preparation thereof.

        (j)    Loan Documents.    This Amendment and the other Amendment Documents shall constitute Loan Documents.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

Cogent Communications, Inc.

By	/s/ DAVE SCHAEFFER Name: Title: Chief Executive Officer

Cogent Communications Group, Inc.

By	/s/ DAVE SCHAEFFER Name: Title: Chief Executive Officer

Cogent Internet, Inc.

By	/s/ DAVE SCHAEFFER Name: Title: Chief Executive Officer

Cisco Systems Capital Corporation

By	/s/ DAVID A. ROGAN Name: David A. Rogan Title: President, Cisco Capital

Exhibit A
to Amendment No. 4

Form of Legal Opinion

See attached.

QuickLinks

  EXHIBIT 10.2
AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
  Exhibit A to Amendment No. 4
Form of Legal Opinion